Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
June 30, 2017

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Geographic Diversification
As of June 30, 2017
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,598,877	13%
New York	2	1,478,780	12%
Georgia	3	1,121,904	9%
Pennsylvania	3	849,873	7%
Michigan	2	671,539	5%
Texas	2	649,616	5%
Delaware	1	557,404	4%
Alabama	1	556,677	4%
North Carolina	3	505,080	4%
New Jersey	1	489,706	4%
Tennessee	1	448,355	4%
Ohio	1	411,849	3%
Arizona	1	407,673	3%
Florida	1	349,402	3%
Missouri	1	329,861	3%
Louisiana	1	321,066	3%
Mississippi	1	320,337	3%
Utah	1	319,661	3%
Connecticut	1	311,614	2%
Iowa	1	276,331	2%
New Hampshire	1	250,107	2%
Maryland	1	198,800	2%
Total	35	12,424,512	100%
Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	397,844	50.00%
Ottawa, ON	1	355,747	50.00%
Columbus, OH	1	355,220	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Bromont, QC	1	161,307	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	8	2,371,163

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 6/30/17	% Occupied 6/30/17		% Occupied 12/31/16		% Occupied 6/30/16
Deer Park, NY	749,074	94%		97%		96%
Riverhead, NY	729,706	97%		99%		99%
Rehoboth Beach, DE	557,404	99%		99%		100%
Foley, AL	556,677	99%		99%		96%
Atlantic City, NJ	489,706	87%		90%		92%
San Marcos, TX	471,816	95%		98%		98%
Sevierville, TN	448,355	100%		100%		99%
Savannah, GA	429,089	97%		99%		N/A
Myrtle Beach Hwy 501, SC	425,334	93%		98%		97%
Jeffersonville, OH	411,849	94%		96%		98%
Glendale, AZ (Westgate)	407,673	96%		100%		97%
Myrtle Beach Hwy 17, SC	403,192	93%		98%		100%
Charleston, SC	382,117	95%		97%		98%
Pittsburgh, PA	372,958	97%		99%		100%
Commerce, GA	371,408	98%		100%		99%
Grand Rapids, MI	357,080	94%		97%		94%
Daytona Beach, FL	349,402	96%		94%		N/A
Branson, MO	329,861	100%		100%		100%
Locust Grove, GA	321,407	98%		100%		100%
Gonzales, LA	321,066	100%		99%		98%
Southaven, MS	320,337	96%		97%		96%
Park City, UT	319,661	98%		100%		97%
Mebane, NC	318,910	99%		100%		97%
Howell, MI	314,459	97%		94%		92%
Mashantucket, CT (Foxwoods)	311,614	94%		96%		96%
Williamsburg, IA	276,331	97%		99%		97%
Tilton, NH	250,107	96%		99%		97%
Hershey, PA	247,500	100%		100%		100%
Lancaster, PA	229,415	97%		98%		97%
Hilton Head II, SC	206,564	97%		100%		94%
Ocean City, MD	198,800	82%		80%		81%
Hilton Head I, SC	181,670	100%		100%		97%
Terrell, TX	177,800	96%		98%		98%
Blowing Rock, NC	104,009	98%		98%		99%
Nags Head, NC	82,161	100%		96%		100%
Westbrook, CT (1)	N/A	N/A		86%		87%
Total	12,424,512	96%	(2)	98%	(3)	97%	(4)

(1)	Sold Westbrook outlet center in May 2017.

(2)	Excludes the occupancy rate at our Daytona Beach outlet center which opened during the fourth quarter of 2016 and has not yet stabilized.

(3)
Excludes the occupancy rate of centers not stabilized (our Foxwoods, Southaven, and Daytona centers, which opened during the second quarter of 2015, fourth quarter of 2015, and fourth quarter of 2016, respectively).

(4)	Excludes the occupancy rate of centers not stabilized (Foxwoods, Grand Rapids and Southaven centers which opened during the second, third and fourth quarters of 2015, respectively).

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Unconsolidated joint venture properties

Location	Total GLA 6/30/17	% Occupied 6/30/17		% Occupied 12/31/16		% Occupied 6/30/16
Charlotte, NC	397,844	98%		98%		97%
Ottawa, ON	355,747	90%		99%		95%
Columbus, OH	355,220	93%		98%		95%
Texas City, TX (Galveston/Houston)	352,705	99%		99%		99%
National Harbor, MD	341,156	96%		99%		98%
Cookstown, ON	307,779	96%		99%		99%
Bromont, QC	161,307	69%		69%		72%
Saint-Sauveur, QC	99,405	96%		97%		97%
Savannah, GA (1)	N/A	N/A		N/A		99%
Total	2,371,163	94%	(2)	96%	(2)	96%	(2)

(1)	The Company acquired our partners' interest in the Savannah outlet center in August 2016. The center is now reported above in the section labeled consolidated properties.

(2)	Excludes the occupancy rate at our Columbus outlet center which opened in June 2016 and has not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of June 30, 2017 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$520	97%	2,803	23%	31%
Centers 6 - 10			$429	97%	1,692	14%	16%
Centers 11 - 15			$390	99%	1,215	10%	9%
Centers 16 - 20			$354	94%	2,011	17%	17%
Centers 21 - 25			$320	97%	1,932	16%	14%
Centers 26 - 30			$285	94%	1,452	12%	8%
Centers 31 - 34			$263	96%	970	8%	5%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$520	97%	2,803	23%	31%
Centers 1 - 10			$482	97%	4,495	37%	47%
Centers 1 - 15			$462	97%	5,710	47%	56%
Centers 1 - 20			$433	96%	7,721	64%	73%
Centers 1 - 25			$410	97%	9,653	80%	87%
Centers 1 - 30			$393	96%	11,105	92%	95%
Centers 1 - 34			$383	96%	12,075	100%	100%

Unconsolidated centers (4)			$438	97%	1,092	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the twelve months ended June 30, 2017. Excludes outlet centers in Columbus, Ohio (opened in the second quarter of 2016) and Daytona Beach, Florida (opened in the fourth quarter of 2016), which have been open for less than 12 full calendar months.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Locust Grove, GA	Myrtle Beach 17, SC	Westgate (Glendale), AZ
	Centers 11 - 15:	Charleston, SC	Gonzales, LA	Hershey, PA	Hilton Head I, SC	Nags Head, NC
	Centers 16 - 20:	Atlantic City, NJ	Grand Rapids, MI	Park City, UT	Pittsburgh, PA	San Marcos, TX
	Centers 21 - 25:	Foley, AL	Foxwoods (Mashantucket), CT	Howell, MI	Savannah, GA	Southaven (Memphis), MS
	Centers 26 - 30:	Commerce, GA	Hilton Head II, SC	Myrtle Beach 501, SC	Ocean City, MD	Tilton, NH
	Centers 31 - 34	Blowing Rock, NC	Jeffersonville, OH	Terrell, TX	Williamsburg, IA

(3)
Based on the Company’s forecast of 2017 Portfolio NOI (see Non-GAAP Definitions). The Company’s forecast is based on management’s estimates as of June 30, 2017 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	National Harbor, MD	Texas City (Houston), TX

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Major Tenants (1)
Ten Largest Tenants as of June 30, 2017

Tenant	# of Stores	GLA	% of Total GLA
The Gap, Inc.	91	956,402	7.7%
Ascena Retail Group, Inc.	144	862,125	7.0%
Nike, Inc.	43	452,537	3.7%
PVH Corp.	65	399,608	3.2%
Ralph Lauren Corporation	38	365,246	2.9%
V. F. Corporation	42	353,162	2.8%
H&M Group	14	290,876	2.3%
G-III Apparel Group, Ltd.	60	281,610	2.3%
Carter's, Inc.	60	260,506	2.1%
Under Armour, Inc.	32	245,396	2.0%
Total of All Listed Above	589	4,467,468	36.0%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Lease Expirations as of June 30, 2017

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Leasing Activity (1)

	3/31/2017	06/30/17	09/30/17	12/31/17	Year to Date(2)	Prior Year to Date(3)
Re-tenanted Space:
Number of leases	37	17			54	98
Gross leasable area	135,441	50,909			186,350	302,156
New initial base rent per square foot	$29.78	$34.21			$30.99	$28.98
Prior expiring base rent per square foot	$27.56	$33.91			$29.29	$25.92
Percent increase (decrease) (4)	8.1%	0.9%			5.8%	11.8%

New straight line base rent per square foot	$32.71	$37.19			$33.93	$31.97
Prior straight line base rent per square foot	$26.96	$33.23			$28.67	$25.00
Percent increase (decrease) (4)	21.3%	11.9%			18.4%	27.9%

Renewed Space:
Number of leases	155	56			211	200
Gross leasable area	698,896	301,852			1,000,748	934,036
New initial base rent per square foot	$25.80	$20.25			$24.13	$24.72
Prior expiring base rent per square foot	$24.56	$20.15			$23.23	$22.91
Percent increase	5.0%	0.5%			3.8%	7.9%

New straight line base rent per square foot	$26.96	$20.66			$25.06	$25.96
Prior straight line base rent per square foot	$24.00	$19.88			$22.76	$22.12
Percent increase	12.3%	3.9%			10.1%	17.4%

Total Re-tenanted and Renewed Space:
Number of leases	192	73			265	298
Gross leasable area	834,337	352,761			1,187,098	1,236,192
New initial base rent per square foot	$26.45	$22.26			$25.20	$25.76
Prior expiring base rent per square foot	$25.05	$22.13			$24.18	$23.65
Percent increase (4)	5.6%	0.6%			4.2%	8.9%

New straight line base rent per square foot	$27.89	$23.04			$26.45	$27.43
Prior straight line base rent per square foot	$24.48	$21.80			$23.68	$22.82
Percent increase (4)	13.9%	5.7%			11.7%	20.2%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

(2)	All 2017 information excludes the outlet center in Westbrook, CT, which was sold in May 2017.

(3)
All 2016 information excludes the outlet center in Fort Myers, FL, which was sold in January 2016 and includes the Westgate and Savannah outlet centers as the Company acquired its partners' interests in the centers in June and August 2016, respectively.

(4)	Rent spreads including 8 leases (149,588 square feet) with an average suite size of approximately 18,700 square feet related to re-merchandising projects:

	3/31/2017	06/30/17	09/30/17	12/31/17	Year to Date(2)
Re-tenanted Space:
Cash basis	(7.6)%	(2.5)%			(6.3)%
Straight-line basis	0.2%	7.1%			2.0%

Total Re-tenanted and Renewed Space:
Cash basis	1.7%	(0.3)%			1.2%
Straight-line basis	9.1%	4.8%			7.9%

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

External Growth Pipeline Summary as of June 30, 2017

Project/Market	Projected Opening Date	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Total Construction Loan (millions)	Amount Drawn (millions)	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield (1)

Under Construction

New Developments:
Fort Worth, TX	10/27/2017	352	$90.2	$33.1	100%	$—	$—	$57.1	9.5% - 10.5%
Total New Developments		352	$90.2	$33.1		$—	$—	$57.1	10.0%

Expansions:
Lancaster, PA	09/01/17	123	$47.7	$19.5	100%	$—	$—	$28.2	7.5% - 8.5%
Total Expansions		123	$47.7	$19.5		$—	$—	$28.2	8.0%
Total Under Construction		475	$137.9	$52.6		$—	$—	$85.3	9.3%
(1)			Weighted average projected stabilized yield for projects under construction is calculated using the midpoint of the projected stabilized yield disclosed for each project
The Company's estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated total construction loan, estimated future Tanger capital requirement and projected stabilized yield for new development and expansion projects are subject to adjustment prior to and during the development process. Estimated total net cost shown net of outparcel sales and public financing, if applicable. There are risks inherent to real estate development, some of which are not under the direct control of the Company. Please refer to the Company's filings with the Securities and Exchange Commission on Form10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Consolidated Balance Sheets (dollars in thousands)

	June 30,	December 31,
	2017	2016
Assets
Rental property:
Land	$262,166	$272,153
Buildings, improvements and fixtures	2,651,419	2,647,477
Construction in progress	94,490	46,277
	3,008,075	2,965,907
Accumulated depreciation	(849,652)	(814,583)
Total rental property, net	2,158,423	2,151,324
Cash and cash equivalents	8,362	12,222
Investments in unconsolidated joint ventures	131,172	128,104
Deferred lease costs and other intangibles, net	139,675	151,579
Prepaids and other assets	91,861	82,985
Total assets	$2,529,493	$2,526,214

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,136,296	$1,135,309
Unsecured term loan, net	322,793	322,410
Mortgages payable, net	171,215	172,145
Unsecured lines of credit, net	98,698	58,002
Total debt	1,729,002	1,687,866
Accounts payable and accrued expenses	71,383	78,143
Other liabilities	67,979	54,764
Total liabilities	1,868,364	1,820,773
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 94,958,136 and 96,095,891 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	950	961
Paid in capital	787,255	820,251
Accumulated distributions in excess of net income	(136,225)	(122,701)
Accumulated other comprehensive loss	(24,247)	(28,295)
Equity attributable to Tanger Factory Outlet Centers, Inc.	627,733	670,216
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	33,237	35,066
Noncontrolling interests in other consolidated partnerships	159	159
Total equity	661,129	705,441
Total liabilities and equity	$2,529,493	$2,526,214

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Base rentals	$80,788	$75,003	$161,118	$147,626
Percentage rentals	1,805	2,326	3,660	4,476
Expense reimbursements	34,023	30,754	70,621	63,996
Management, leasing and other services	609	1,332	1,188	2,453
Other income	2,389	1,918	4,395	3,587
Total revenues	119,614	111,333	240,982	222,138
Expenses:
Property operating	37,116	35,012	77,503	72,886
General and administrative	11,500	11,675	22,912	23,240
Abandoned pre-development costs	—	—	627	—
Depreciation and amortization	32,905	26,306	64,199	52,873
Total expenses	81,521	72,993	165,241	148,999
Operating income	38,093	38,340	75,741	73,139
Other income (expense):
Interest expense	(16,520)	(13,800)	(33,007)	(28,684)
Gain on sale of assets and interests in unconsolidated entities	6,943	—	6,943	4,887
Gain on previously held interest in acquired joint ventures	—	49,258	—	49,258
Other non-operating income (expense)	57	38	92	354
Income before equity in earnings of unconsolidated joint ventures	28,573	73,836	49,769	98,954
Equity in earnings of unconsolidated joint ventures	2,374	3,466	4,692	6,965
Net income	30,947	77,302	54,461	105,919
Noncontrolling interests in Operating Partnership	(1,557)	(3,897)	(2,735)	(5,341)
Noncontrolling interests in other consolidated partnerships	—	12	—	(11)
Net income attributable to Tanger Factory Outlet Centers, Inc.	29,390	73,417	51,726	100,567
Allocation of earnings to participating securities	(306)	(725)	(601)	(1,019)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$29,084	$72,692	$51,125	$99,548

Basic earnings per common share:
Net income	$0.31	$0.76	$0.54	$1.05

Diluted earnings per common share:
Net income	$0.31	$0.76	$0.54	$1.04

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Unconsolidated Joint Venture Information

The following table details certain information as of June 30, 2017, except for Net Operating Income ("NOI") which is for the six months ended June 30, 2017, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	397,844	$42.2	$3.5	$44.9
Columbus	Columbus, OH	50.0%	355,220	50.6	2.7	42.2
Galveston/Houston	Texas City, TX	50.0%	352,705	27.8	2.3	32.5
National Harbor	National Harbor, MD	50.0%	341,156	47.0	2.5	43.1
RioCan Canada (2)	Various	50.0%	924,238	127.3	3.4	5.5
Total			2,371,163	$294.9	$14.4	$168.2

(1)	Net of debt origination costs and premiums.

(2)
Includes a 161,307 square foot center in Bromont, Quebec; a 307,779 square foot center in Cookstown, Ontario; a 355,747 square foot center in Ottawa, Ontario; and a 99,405 square foot center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Debt Outstanding Summary
As of June 30, 2017
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$101,155	$101,155	LIBOR + 0.90%	2.12%	10/29/2020	3.3
2020 Senior unsecured notes(4)	300,000	300,000	6.125%	6.22%	6/1/2020	2.9
2023 Senior unsecured notes	250,000	250,000	3.875%	4.08%	12/1/2023	6.4
2024 Senior unsecured notes	250,000	250,000	3.75%	3.82%	12/1/2024	7.4
2026 Senior unsecured notes	350,000	350,000	3.125%	3.19%	9/1/2026	9.2
Unsecured term loan	325,000	325,000	LIBOR + 0.95%	2.11%	4/13/2021	3.8
Net debt discounts and debt origination costs	(18,368)	(18,368)
Total net unsecured debt	1,557,787	1,557,787		3.77%		5.8
Secured mortgage debt:
Atlantic City, NJ	38,988	38,988	5.14% - 7.65%	5.05%	11/15/2021 - 12/8/2026	7.3
Foxwoods, CT	70,250	70,250	LIBOR + 1.55%	2.77%	12/5/2019	2.4
Southaven, MS	59,731	59,731	LIBOR + 1.75%	2.97%	4/29/2020	2.8
Debt premium and debt origination costs	2,246	2,246
Total net secured mortgage debt	171,215	171,215		3.37%		3.7
Total consolidated debt	1,729,002	1,729,002		3.73%		5.6
Unconsolidated JV debt:
Charlotte	90,000	45,000	LIBOR + 1.45%	2.67%	11/24/2019	2.4
Columbus	85,000	42,500	LIBOR + 1.65%	2.87%	11/28/2021	4.4
Galveston/Houston(5)	65,000	32,500	LIBOR + 1.50%	2.72%	7/1/2018	1.0
National Harbor	87,000	43,500	LIBOR + 1.65%	2.87%	11/13/2019	2.4
RioCan Canada	10,659	5,330	5.75%	4.18%	5/10/2020	2.9
Debt premium and debt origination costs	(1,272)	(637)
Total unconsolidated JV net debt	336,387	168,193		2.83%		2.6
Total	$2,065,389	$1,897,195		3.65%		5.3

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable, See page 17 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
The Company has an unsecured, syndicated credit line with a borrowing capacity totaling $500.0 million and a separate cash management line of credit with a borrowing capacity of $20.0 million with one of the participants in the syndication. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated credit line may be increased to $1.0 billion through an accordion feature in certain circumstances.

(4)
In July 2017, the Company completed a public offering to sell $300.0 million of 3.875% senior notes due 2027 in an underwritten public offering. The notes priced at 99.579% of the principal amount to yield 3.926% to maturity. The outstanding notes pay interest semi-annually at a rate of 3.875% per annum and mature on July 15, 2027. The estimated net proceeds from the offering, after deducting the underwriting discount and offering expenses, were approximately $295.9 million. The Company intends to use the net proceeds from the sale of the notes, together with borrowings under its unsecured lines of credit, to redeem all of its 6.125% senior notes due 2020, approximately $300.0 million in aggregate principal amount outstanding. The senior notes due 2020 are currently redeemable at par plus a “make-whole” premium of approximately $34.1 million. The redemption of the senior notes due 2020 is expected to occur on August 2, 2017.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

(5)
In July, the joint venture amended and restated the initial construction loan to increase the amount available to borrow from $70.0 million to $80.0 million and extended the maturity date until July 2020 with two one-year options. The amended and restated loan also changed the interest rate from LIBOR + 1.50% to an interest rate of LIBOR + 1.65%. At the closing of the amendment, the joint venture distributed approximately $14.5 million equally between the partners.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Summary of Our Share of Fixed and Variable Rate Debt
As of June 30, 2017
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	87%	$1,500,693	3.86%	6.0
Variable	13%	228,309	2.88%	2.9
	100%	1,729,002	3.73%	5.6
Unconsolidated Joint ventures:
Fixed	3%	$5,542	4.18%	2.9
Variable	97%	162,651	2.79%	2.6
	100%	168,193	2.83%	2.6
Total:
Fixed	79%	1,506,235	3.86%	6.0
Variable	21%	390,960	2.84%	2.8
Total share of debt	100%	$1,897,195	3.65%	5.3

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at an average of 1.16% on notional amounts aggregating $325.0 million as follows:

(a)
Interest rate swaps entered into in October 2013 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.30% through August 14, 2018, and

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Future Scheduled Principal Payments (dollars in thousands)
As of June 30, 2017

Year	Tanger Consolidated Payments (1)	Tanger's Share of Unconsolidated JV Payments (1)	Total Scheduled Payments (1)
2017	$1,525	$140	$1,665
2018	3,183	32,794	35,977
2019	133,350	88,811	222,161
2020(2)	404,721	4,585	409,306
2021	330,793	42,500	373,293
2022	4,436	—	4,436
2023	254,768	—	254,768
2024	255,140	—	255,140
2025	1,501	—	1,501
2026	355,707	—	355,707
	$1,745,124	$168,830	$1,913,954
Net debt discounts and debt origination costs	(16,122)	(637)	(16,759)
	$1,729,002	$168,193	$1,897,195

(1)	Includes applicable extensions available at our option.

(2)	Includes principal balance of $101.2 million outstanding under the Company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)
As of June 30, 2017

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	51%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	5%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	186%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	4.93	Yes

(1)
For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment losses on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$30,947	$77,302	$54,461	$105,919
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	32,383	25,937	63,238	52,142
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,550	5,808	7,388	11,147
Gain on sale of assets and interests in unconsolidated entities	(6,943)	—	(6,943)	(4,887)
Gain on previously held interest in acquired joint ventures	—	(49,258)	—	(49,258)
FFO	59,937	59,789	118,144	115,063
FFO attributable to noncontrolling interests in other consolidated partnerships	—	(12)	—	(59)
Allocation of earnings to participating securities	(528)	(564)	(1,040)	(1,133)
FFO available to common shareholders (1)	$59,409	$59,213	$117,104	$113,871
As further adjusted for:
Director compensation upon termination of service (2)	—	—	—	293
Abandoned pre-development costs	—	—	627	—
Demolition costs	—	182	—	182
Write-off of debt discount due to repayment of debt prior to maturity (3)	—	—	—	882
Impact of above adjustments to the allocation of earnings to participating securities	—	(1)	(5)	(13)
AFFO available to common shareholders (1)	$59,409	$59,394	$117,726	$115,215
FFO available to common shareholders per share - diluted (1)	$0.59	$0.59	$1.17	$1.14
AFFO available to common shareholders per share - diluted (1)	$0.59	$0.59	$1.17	$1.15

Weighted Average Shares:
Basic weighted average common shares	95,025	95,124	95,217	95,034
Effect of notional units	—	183	—	167
Effect of outstanding options and restricted common shares	5	68	35	64
Diluted weighted average common shares (for earnings per share computations)	95,030	95,375	95,252	95,265
Exchangeable operating partnership units	5,028	5,053	5,028	5,053
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	100,058	100,428	100,280	100,318

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)	For the six months ended June 30, 2016, represents the accelerated vesting of restricted shares due to the death of a director in February 2016.

(3)	Due to the January 28, 2016 early repayment of the $150 million mortgage secured by the Deer Park, New York property, which was scheduled to mature August 30, 2018.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
FFO available to common shareholders	$59,409	$59,213	$117,104	$113,871
Adjusted for:
Corporate depreciation excluded above	522	369	961	731
Amortization of finance costs	871	761	1,749	1,505
Amortization of net debt discount (premium)	120	117	245	1,076
Amortization of share-based compensation	3,504	3,654	6,796	7,655
Straight line rent adjustment	(1,588)	(1,713)	(3,293)	(3,320)
Market rent adjustment	969	641	1,691	1,304
2nd generation tenant allowances	(5,836)	(2,804)	(9,215)	(4,475)
Capital improvements	(15,430)	(8,391)	(21,340)	(11,434)
Adjustments from unconsolidated joint ventures	(619)	(504)	(1,143)	(888)
FAD available to common shareholders (1)	$41,922	$51,343	$93,555	$106,025
Dividends per share	$0.343	$0.325	$0.668	$0.610
FFO payout ratio	58%	55%	57%	54%
FAD payout ratio	82%	64%	72%	58%
Diluted weighted average common shares	100,058	100,428	100,280	100,318

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Six months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$30,947	$77,302	$54,461	$105,919
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,374)	(3,466)	(4,692)	(6,965)
Interest expense	16,520	13,800	33,007	28,684
Gain on sale of assets and interests in unconsolidated entities	(6,943)	—	(6,943)	(4,887)
Gain on previously held interest in acquired joint venture	—	(49,258)	—	(49,258)
Other non-operating (income) expense	(57)	(38)	(92)	(354)
Depreciation and amortization	32,905	26,306	64,199	52,873
Other non-property (income) expenses	308	(290)	621	(388)
Abandoned pre-development costs	—	—	627	—
Demolition Costs	—	182	—	182
Corporate general and administrative expenses	11,202	11,448	22,479	22,913
Non-cash adjustments (1)	(596)	(1,050)	(1,561)	(1,972)
Termination rents	(1,450)	(1,487)	(2,633)	(2,042)
Portfolio NOI	80,462	73,449	159,473	144,705
Non-same center NOI (2)	(9,585)	(3,054)	(19,830)	(6,194)
Same Center NOI	$70,877	$70,395	$139,643	$138,511

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)	Excluded from Same Center NOI:

Outlet centers opened:		Outlet centers sold:		Outlet centers acquired:		Outlet center expansions:
Daytona Beach	November 2016	Fort Myers	January 2016	Glendale (Westgate)	June 2016	Lancaster (under construction)
		Westbrook	May 2017	Savannah	August 2016

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Non-GAAP Pro Rata Balance Sheet Information as of June 30, 2017 (in thousands)

	Non-GAAP Pro Rata Information
	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$—	$45,370
Buildings, improvements and fixtures	(159)	260,111
Construction in progress	—	4,240
	(159)	309,721
Accumulated depreciation	—	(40,226)
Total rental property, net	(159)	269,495
Cash and cash equivalents	—	12,305
Deferred lease costs and other intangibles, net	—	6,108
Prepaids and other assets	—	6,971
Total assets	$(159)	$294,879
Liabilities and Owners' Equity
Liabilities
Mortgages payable, net	$—	$168,193
Accounts payable and accruals	—	7,237
Total liabilities	—	175,430
Owners' equity	(159)	119,449
Total liabilities and owners' equity	$(159)	$294,879

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.7 million as of June 30, 2017 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Non-GAAP Pro Rata Statement of Operations Information year to date June 30, 2017 (in thousands)

	Non-GAAP Pro Rata Information
	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures
Revenues:
Base rentals	$—	$13,524
Percentage rentals	—	1,424
Expense reimbursements	—	8,406
Other income	—	320
Total revenues	—	23,674
Expense:
Property operating	—	9,128
General and administrative	—	108
Depreciation and amortization	—	7,388
Total expenses	—	16,624
Operating income	—	7,050
Other income/(expense):
Interest expense	—	(2,360)
Other nonoperating income (expense)	—	2
Net income	$—	$4,692

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2017